Exhibit 4.1

[Form of Common Stock Certificate]

Integrity Financial Corp.

Incorporated Under the Laws of the State of North Carolina

This is to certify that:                      is the owner of                      fully paid and non-assessable shares of the common stock of $1.00 par value each of Integrity Financial Corp., transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of North Carolina, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Secretary	President

COUNTERSIGNED AND REGISTERED:

Transfer Agent and Registrar

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT                      Custodian                      under Uniform Gift to Minors Act

Additional abbreviations may also be used that are not in the above list.

For value received, the undersigned hereby sell, assign and transfers unto                      Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Signature(s) Guaranteed: